Exhibit 10.1

SHARE PURCHASE AGREEMENT

by and among

TEEKAY CORPORATION

and

THE PURCHASERS NAMED ON SCHEDULE A HERETO

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Schedule A —	List of Purchasers and Commitment Amounts
Schedule B —	Notice and Contact Information

Exhibit A —	Form of Registration Rights Agreement
Exhibit B —	Form of Opinion of Perkins Coie LLP
Exhibit C —	Form of Opinion of Watson Farley & Williams LLP

iii

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT, dated as of May 18, 2016 (this “Agreement”), is by and among TEEKAY CORPORATION, a Marshall Islands corporation (the “Company”), and each of the purchasers listed on Schedule A hereof (each a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, certain shares of Common Stock (as defined below), in accordance with the provisions of this Agreement; and

WHEREAS, in connection with the issuance of the Common Stock pursuant to this Agreement, the Company and the Purchasers will enter into a registration rights agreement (the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit A, pursuant to which the Company will provide the Purchasers with certain registration rights with respect to the Common Stock acquired pursuant hereto.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Purchasers, severally and not jointly, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions.

As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph, as amended, supplemented, continued or modified.

“Anti-Money Laundering Laws” has the meaning specified in Section 3.27.

“Articles” means the Amended and Restated Articles of Incorporation of the Company dated June 5, 2006, as amended to date.

“Business Day” means a day other than (i) a Saturday or Sunday or (ii) any day on which banks located in New York, New York, U.S.A. are authorized or obligated to close.

“Bylaws” means the Amended and Restated Bylaws of the Company dated June 1, 2006, as amended to date.

“Cleansing Disclosure” has the meaning specified in Section 5.3.

“Closing” has the meaning specified in Section 2.2.

“Closing Date” has the meaning specified in Section 2.2.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Company” has the meaning set forth in the introductory paragraph.

“Company Entities” and each a “Company Entity” means the Company and each of the Company’s subsidiaries, other than those subsidiaries which, individually, would not constitute a “significant subsidiary” as defined in Regulation S-X.

“Company Related Parties” has the meaning specified in Section 6.2.

“Company SEC Documents” means, collectively, the forms, registration statements, reports, schedules and statements filed by the Company under the Exchange Act or the Securities Act prior to the date hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Existing Registration Rights Agreements” means (i) the Registration Rights Agreement, dated November 16, 2015 by and among the Company and J.P. Morgan Securities LLC, for itself and as representative of the several initial purchasers listed in Schedule 1 thereto, and (ii) the Registration Rights Agreement among Teekay Corporation, Tradewinds Trust Co. Ltd., as Trustee for the Cirrus Trust, and Worldwide Trust Services Ltd., as Trustee for the JTK Trust.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Company mean a Governmental Authority having jurisdiction over the Company, its subsidiaries or any of their respective Properties.

“Indemnified Party” has the meaning specified in Section 6.3.

“Indemnifying Party” has the meaning specified in Section 6.3.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any mortgage, claim, encumbrance, pledge, lien (statutory or otherwise), security agreement, conditional sale or trust receipt or a lease, consignment or bailment, preference or priority or other encumbrance upon or with respect to any property of any kind; provided, however, that any charter or services contracts to which the Company’s vessels are subject shall not be deemed Liens.

“Margin Loan Agreement” has the meaning specified in Section 3.3(d).

“Material Adverse Effect” means any change, event or effect that, individually or together with any other changes, events or effects, has a material adverse effect on (i) the condition (financial or otherwise), business, assets or results of operations of the Company Entities, taken as a whole or (ii) the ability of the Company Entities to perform their obligations under the Operative Documents; provided, however, that a Material Adverse Effect shall not include any material and adverse effect on the foregoing to the extent such material and adverse effect results from, arises out of, or relates to (w) the announcement of the transactions contemplated by this Agreement or the satisfaction of the obligations set forth herein, (x) a general deterioration in the economy or changes in the general state of the industries in which the Company operates, except to the extent that the Company, taken as a whole, is adversely affected in a disproportionate manner as compared to other industry participants, (y) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis, including acts of terrorism, or (z) any change in accounting requirements or principles imposed upon any Company Entity or their respective businesses or any change in applicable Law, or the interpretation thereof.

“NYSE” means The New York Stock Exchange, Inc.

“OLP GP” has the meaning specified in Section 3.3(e).

“OLP GP LLC Agreement” has the meaning specified in Section 3.3(e).

“Operative Documents” means, collectively, this Agreement and the Registration Rights Agreement or any amendments, supplements, continuations or modifications thereto.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” means, with respect to a particular Purchaser, the amount set forth opposite such Purchaser’s name under the column titled “Purchase Price” set forth on Schedule A hereto.

“Purchased Shares” means, with respect to a particular Purchaser, the number of shares of Common Stock set forth opposite such Purchaser’s name under the column titled “Common Shares” set forth on Schedule A.

“Purchaser” and “Purchasers” have the meanings set forth in the introductory paragraph.

“Purchaser Related Parties” has the meaning specified in Section 6.1.

“Registration Rights Agreement” has the meaning set forth in the recitals hereto.

“Representatives” of any Person means the Affiliates, officers, directors, managers, employees, agents, counsel, accountants, investment bankers and other representatives of such Person.

“Sanctions” has the meaning specified in Section 3.28.

“Sanctioned Country” has the meaning specified in Section 3.28.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Share Price” has the meaning specified in Section 2.1(b).

“Short Sales” means, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and forward sale contracts, options, puts, calls, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements.

“Tankers” has the meaning specified in Section 3.3(d).

“Tankers Sponsor Shares” has the meaning specified in Section 3.3(d).

“Teekay Holdings” has the meaning specified in Section 3.3(a).

“Teekay Offshore Holdings” has the meaning specified in Section 3.3(e).

“Teekay Offshore Holdings LLC Agreement” has the meaning specified in Section 3.3(e).

“Teekay SEC Documents” means, collectively, the forms, registration statements, reports, schedules and statements filed by the Company, Tankers, TOO and TGP under the Exchange Act or the Securities Act prior to the date hereof.

“TGP” has the meaning specified in Section 3.3(c).

“TGP GP” has the meaning specified in Section 3.3(b).

“TGP GP LLC Agreement” has the meaning specified in Section 3.3(b).

“TGP LPA” has the meaning specified in Section 3.3(c).

“TGP Operating Company” has the meaning specified in Section 3.3(e).

“TGP Operating Company LLC Agreement” has the meaning specified in Section 3.3(e).

“TGP Sponsor Units” has the meaning specified in Section 3.3(d).

“TOO” has the meaning specified in Section 3.3(c).

“TOO Equity Offering” means the sale and issuance of equity securities, including preferred equity securities, of TOO for an aggregate sale price of at least $200,000,000.

“TOO GP” has the meaning specified in Section 3.3(b).

“TOO GP LLC Agreement” has the meaning specified in Section 3.3(b).

“TOO LPA” has the meaning specified in Section 3.3(c).

“TOO Operating Company” has the meaning specified in Section 3.3(e).

“TOO Operating Company Partnership Agreement” has the meaning specified in Section 3.3(e).

“TOO Sponsor Units” has the meaning specified in Section 3.3(d).

“Walled Off Person” has the meaning specified in Section 4.5.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.1 Sale and Purchase.

(a) Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to each Purchaser and each Purchaser hereby agrees, severally and not jointly, to purchase from the Company, its respective Purchased Shares, and each Purchaser agrees, severally and not jointly, to pay the Company the Share Price for each Purchased Share as set forth in paragraph (b) below. The obligations of each Purchaser under this Agreement are independent of the obligations of each other Purchaser, and the failure or waiver of performance by any Purchaser does not excuse performance by any other Purchaser or by the Company.

(b) The amount per share that each Purchaser will pay to the Company to purchase the Purchased Shares (the “Share Price”) hereunder shall be $8.32.

Section 2.2 Closing.

Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Shares hereunder (the “Closing”) shall take place at the offices of Perkins Coie LLP, 1120 N.W. Couch Street, Portland, Oregon 97209-4128, or such other location as mutually agreed by the parties and upon the satisfaction or waiver of the conditions set forth in Sections 2.3, 2.4 and 2.5 (the date of such closing, the “Closing Date”).

Section 2.3 Mutual Conditions.

The respective obligations of each party to consummate the purchase and issuance and sale of the Purchased Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a party on behalf of itself in writing, in whole or in part, to the extent permitted by applicable Law):

(a) no Law shall have been enacted or promulgated, and no action shall have been taken, by any Governmental Authority of competent jurisdiction that temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby or makes the transactions contemplated hereby illegal; and

(b) there shall not be pending any suit, action or proceeding by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement.

Section 2.4 Each Purchaser’s Conditions.

The obligation of each Purchaser to consummate the purchase of its Purchased Shares shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (any or all of which may be waived by a particular Purchaser on behalf of itself in writing with respect to its Purchased Shares, in whole or in part, to the extent permitted by applicable Law):

(a) The Company shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Company on or prior to the Closing Date;

(b) (i) The representations and warranties of the Company contained in this Agreement that are qualified by materiality or a Material Adverse Effect shall be true and correct when made and as of the Closing Date as if made on and as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true and correct as of such date only) and (ii) (A) all other representations and warranties of the Company contained in this Agreement (other than the representations and warranties contained in Section 3.2(a)) shall be true and correct in all material respects when made and as of the Closing Date as if made on and as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true and correct in all material respects as of such date only) and (B) the representations and warranties of the Company contained in Section 3.2(a) of this Agreement shall be true and correct when made and as of the Closing Date (other than for changes in the number of outstanding shares caused by (1) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof which is disclosed in the Teekay SEC Documents, (2) the issuance (in accordance with past practice) or cancellation by the Company of equity awards under the Company’s 2013 Equity Incentive Plan and (3) the issuance by the Company of shares of Common Stock pursuant to any dividend reinvestment plan of the Company);

(c) The NYSE shall have authorized, upon official notice of issuance, the listing of the Purchased Shares;

(d) No notice of delisting from the NYSE shall have been received by the Company with respect to the Common Stock;

(e) The closing of the TOO Equity Offering shall have occurred;

(f) The Common Stock shall not have been suspended by the Commission or the NYSE from trading on the NYSE nor shall suspension by the Commission or the NYSE have been threatened in writing by the Commission or the NYSE;

(g) The Company shall have received or shall simultaneously be receiving gross proceeds from the sale of shares of Common Stock hereunder in an amount equal to the total Purchase Price set forth on Schedule A hereto, including gross proceeds of at least $40,000,000, in the aggregate, from Resolute Investments, Ltd. and Concord Equity (Cayman) Limited;

(h) The Company shall have delivered, or caused to be delivered, to the Purchasers at the Closing, the Company’s closing deliveries described in Section 2.6; and

(i) Since the date of this Agreement, no Material Adverse Effect shall have occurred.

Section 2.5 The Company’s Conditions.

The obligation of the Company to consummate the sale of the Purchased Shares to a Purchaser shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions with respect to such Purchaser (any or all of which may be waived by the Company in writing, in whole or in part, to the extent permitted by applicable Law):

(a) the representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality shall be true and correct when made and as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true and correct as of such date only) and all other representations and warranties of such Purchaser contained in this Agreement shall be true and correct in all material respects when made and as of the Closing Date (except that any such representations of such Purchaser made as of a specific date shall be required to be true and correct in all material respects as of such date only); and

(b) such Purchaser shall have delivered, or caused to be delivered, to the Company at the Closing such Purchaser’s closing deliveries described in Section 2.7.

By acceptance of the applicable Purchased Shares, each Purchaser shall be deemed to have represented to the Company that such Purchaser has performed and complied in all material respects with the covenants and agreements contained in this Agreement that are required to be performed and complied with by it on or prior to the Closing Date; and the representations and warranties of such Purchaser contained in this Agreement that are qualified by materiality are true and correct as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true and correct as of such date only) and all other representations and warranties of such Purchaser are true and correct in all material respects as of the Closing Date (except that any such representations and warranties made as of a specific date shall be required to be true and correct in all material respects as of such date only).

Section 2.6 Company Deliveries.

At the Closing, subject to the terms and conditions hereof, the Company will deliver, or cause to be delivered, to each Purchaser:

(a) At the election of each Purchaser, either (i) evidence of issuance of the Purchased Shares purchased by each Purchaser credited to book-entry accounts maintained by the transfer agent, or (ii) physical certificates representing the Purchased Shares purchased by such Purchaser, duly executed on behalf of the Company and registered in the name of such Purchaser (or its nominee) (which physical certificates shall be delivered in .pdf format on the Closing Date and promptly mailed to the address specified by such Purchaser), in each case, bearing a restrictive notation free and clear of any Liens, other than under applicable federal and state securities laws, it being understood that such Purchased Shares shall be issued only after receipt by the Company of the full Share Price therefor;

(b) A countersigned “Supplemental Listing Application” approving the Common Stock for listing by the NYSE, subject to notice of issuance;

(c) A copy of the Articles, certified by the Registrar of Corporations of the Republic of the Marshall Islands as of a recent date;

(d) A certificate of the Registrar of Corporations of the Republic of the Marshall Islands, dated a recent date, to the effect that the Company is in good standing;

(e) A cross-receipt executed by the Company and delivered to such Purchaser certifying that it has received the Purchase Price from such Purchaser as of the Closing Date;

(f) An opinion addressed to the Purchasers from Perkins Coie LLP, legal counsel to the Company, dated as of the Closing Date, in the form and substance attached hereto as Exhibit B;

(g) An opinion addressed to the Purchasers from Watson Farley & Williams LLP, special Marshall Islands counsel to the Company, dated as of the Closing Date, in the form and substance attached hereto as Exhibit C;

(h) A certificate, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, each in his capacity as such, stating that:

(i) The Company has performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Company on or prior to the Closing Date; and

(ii) (A) The representations and warranties of the Company contained in this Agreement that are qualified by materiality or Material Adverse Effect were true and correct when made and are true and correct as of the Closing Date, (B) all other representations and warranties of the Company (other than the representations and warranties contained in Section 3.2(a)) were true and correct in all material respects when made and are true and correct in all material respects as of the Closing Date; in each case as though made at and as of the Closing Date (except that representations and warranties made as of a specific date shall be required to be true and correct or true and correct in all material respects, as applicable, as of such date only) and (C) the representations and warranties of the Company contained in Section 3.2(a) of this Agreement shall be true and correct when made and as of the Closing Date (other than for changes in outstanding shares caused by (1) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof which is disclosed in the Teekay SEC Documents, (2) the issuance (in accordance with past practice) or cancellation by the Company of equity awards under the Company’s 2013 Equity Incentive Plan and (3) the issuance by the Company of shares of Common Stock pursuant to any dividend reinvestment plan of the Company);

(i) A certificate of the Secretary or Assistant Secretary of the Company certifying as to (1) the Articles and Bylaws (2) board resolutions authorizing the execution and delivery of the Operative Documents and the consummation of the transactions contemplated thereby, including the issuance of the Purchased Shares and (3) the signatures of the officers executing the Operative Documents; and

(j) the Registration Rights Agreement, which shall have been duly executed by the Company.

Section 2.7 Purchaser Deliveries.

At the Closing, subject to the terms and conditions hereof, each Purchaser will deliver, or cause to be delivered, to the Company:

(a) Payment to the Company of the Purchase Price set forth opposite such Purchaser’s name under the column titled “Purchase Price” on Schedule A hereto by wire transfer of immediately available funds to an account that the Company shall have designated in writing at least two Business Days prior to the Closing Date;

(b) A cross-receipt executed by such Purchaser and delivered to the Company certifying that it has received its Purchased Shares as of the Closing Date; and

(c) the Registration Rights Agreement, which shall have been duly executed by such Purchaser.

Section 2.8 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Operative Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Operative Document. The failure or waiver of performance under any Operative Document of any Purchaser by the Company does not excuse performance by any other Purchaser and the waiver of performance of the Company by any Purchaser does not excuse performance by the Company with respect to any other Purchaser. Nothing contained herein or in any other Operative Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Operative Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Operative Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each Purchaser as follows:

Section 3.1 Existence.

(a) Each of the Company Entities has been duly incorporated, formed, redomiciled or domesticated as the case may be, and is validly existing as a limited liability company, limited partnership or corporation, as the case may be, in good standing under the Laws of its jurisdiction of incorporation, formation or existence, as the case may be, and has the full limited liability company, limited partnership or corporate, as the case may be, power and authority, and has all governmental licenses, authorizations, consents and approvals, necessary to own, lease or hold its Properties and assets and to conduct the businesses in which it is engaged, and is duly registered or qualified to do business and in good standing as a foreign limited liability company, limited partnership or corporation, as the case may be, in each jurisdiction in which its ownership or lease of Property or the conduct of its business requires such qualification, except where the failure to so register or qualify would not reasonably be expected to have a Material Adverse Effect.

(b) None of the Company Entities is in default in the performance, observance or fulfillment of any provision of, in the case of the Company, the Articles and Bylaws, or, in the case of any subsidiary of the Company, its respective certificate of incorporation, certification of formation, certificate of limited partnership, bylaws, limited liability company agreement, partnership agreement or other similar organizational documents.

Section 3.2 Purchased Shares; Capitalization.

(a) Prior to the issuance and sale of the Purchased Shares, as contemplated hereby, the issued and outstanding Common Stock of the Company consists of 72,813,564 shares of Common Stock. All outstanding Common Stock has been duly authorized and validly issued and is fully paid and nonassessable and none of the outstanding shares of Common Stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(b) The Purchased Shares being purchased by the Purchasers hereunder have been duly authorized by the Company and, when issued and delivered to the Purchasers after payment therefor has been received by the Company in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and will be free of any and all Liens and restrictions on transfer, other than (i) restrictions on transfer under Section 5.3 of this Agreement and under applicable state and federal securities laws, and (ii) such Liens as are created by the Purchasers. Except as disclosed in the Teekay SEC Documents, there are no persons entitled to statutory, preemptive or other similar contractual rights to subscribe for the Purchased Shares; and, except for the Purchased Shares to be issued pursuant to this Agreement, any securities to be issued as liquidated damages under the Registration Rights Agreement, or as disclosed in the Teekay SEC Documents, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, securities or ownership interests in the Company are outstanding.

(c) The Common Stock is listed on the NYSE, and the Company has not received any notice of delisting. The issuance and sale of the Purchased Shares, following receipt of a countersigned “Supplemental Listing Application” approving the Common Stock for listing by the NYSE, subject to notice of issuance, does not contravene NYSE rules and regulations. The Common Stock has not been suspended by the Commission or the NYSE from trading on the NYSE nor has suspension by the Commission or the NYSE been threatened in writing by the Commission or the NYSE.

Section 3.3 Subsidiaries.

(a) Ownership of Teekay Holdings. The Company directly owns 100% of the equity interests in Teekay Holdings Limited, a Bermuda corporation (“Teekay Holdings”); such equity interests have been duly authorized and validly issued in accordance with the organizational documents of Teekay Holdings and are fully paid and nonassessable; and the Company owns such equity interests free and clear of all Liens.

(b) Ownership of General Partners. Teekay Holdings directly owns a 100% membership interest in each of Teekay GP L.L.C., a limited liability company organized under the laws of the Marshall Islands (“TGP GP”), and Teekay Offshore GP L.L.C., a limited liability company organized under the laws of the Marshall Islands (“TOO GP”); such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of TGP GP (the “TGP GP LLC Agreement”) and the limited liability company agreement of TOO GP (the “TOO GP LLC Agreement”), respectively, and are fully paid (to the extent required under the TGP GP LLC Agreement and TOO GP LLC Agreement, respectively) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as may be provided in the TGP GP LLC Agreement or the TOO GP LLC Agreement); and Teekay Holdings owns such membership interests free and clear of all Liens.

(c) Ownership of GP Interests in the Partnerships. TGP GP is the sole general partner of Teekay LNG Partners L.P., a limited partnership organized under the laws of the Marshall Islands (“TGP”), with a 2.0% general partner interest in TGP; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of TGP, as amended or restated on or prior to the date hereof (the “TGP LPA”); and TGP GP owns such general partner interest free and clear of all Liens (except restrictions on transferability contained in the TGP LPA or under applicable securities laws). TOO GP is the sole general partner of Teekay Offshore Partners L.P., a limited partnership organized under the laws of the Marshall Islands (“TOO”), with a 2.0% general partner interest in TOO; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of TOO, as amended or restated on or prior to the date hereof (the “TOO LPA”); and TOO GP owns such general partner interest free and clear of all Liens (except restrictions on transferability contained in the TOO LPA or under applicable securities laws).

(d) Ownership of Sponsor Interests in TGP, TOO and Teekay Tankers. Teekay Holdings is the indirect beneficial owner of 25,208,274 common units representing limited partner interests in TGP (the “TGP Sponsor Units”); and TGP GP owns 100% of the Incentive Distribution Rights (as defined in the TGP LPA) of TGP, in each case free and clear of all Liens, except (i) restrictions on transferability contained in the TGP LPA or under applicable securities laws and (ii) pursuant to the Margin Loan Agreement dated as of December 21, 2012 by and among Teekay Finance Limited, the lenders party thereto, Citibank, N.A., as administrative agent, and the Company, as amended (the “Margin Loan Agreement”).

Teekay Holdings is the indirect beneficial owner of 38,211,772 common units representing limited partner interests in TOO (the “TOO Sponsor Units”); and TOO GP owns 100% of the Incentive Distribution Rights (as defined in the TOO LPA) of TOO, in each case free and clear of all Liens except (A) restrictions on transferability contained in the TOO LPA or under applicable securities laws and (B) pursuant to the Margin Loan Agreement.

Teekay Holdings directly or beneficially owns 23,232,757 shares of Class B Common Stock, $0.01 par value, of Teekay Tankers Ltd., a corporation incorporated under the laws of the Marshall Islands (“Tankers”) and 17,154,474 shares of Class A Common Stock of Tankers. All such shares of Class A Common Stock and Class B Common Stock (collectively, the “Tankers Sponsor Shares”) have been duly authorized and are validly issued, fully paid and nonassessable; and, as applicable, Teekay Holdings directly or beneficially owns all such Tankers Sponsor Shares free and clear of all Liens except pursuant to the Margin Loan Agreement.

(e) Ownership of Operating Companies. TGP owns a 100% membership interest in Teekay LNG Operating L.L.C., a Marshall Islands limited liability company (“TGP Operating Company”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of TGP Operating Company, as amended or restated on or prior to the date hereof (the “TGP Operating Company LLC Agreement”), and is fully paid (to the extent required under the TGP Operating Company LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as may be provided in the TGP Operating Company LLC Agreement); and TGP owns such membership interest free and clear of all Liens, except as otherwise described in the Teekay SEC Documents.

TOO owns a 100% membership interest in Teekay Offshore Holdings L.L.C. a Marshall Islands limited liability company (“Teekay Offshore Holdings”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Teekay Offshore Holdings, as amended on or prior to the date hereof (the “Teekay Offshore Holdings LLC Agreement”), and is fully paid (to the extent required under the Teekay Offshore Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as may be provided in the Teekay Offshore Holdings LLC Agreement); and TOO owns such membership interest free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Teekay SEC Documents.

Teekay Offshore Holdings owns a 100% membership interest in Teekay Offshore Operating GP L.L.C., a Marshall Islands limited liability company (“OLP GP”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of OLP GP, as amended on or prior to the date hereof (“OLP GP LLC Agreement”), and is fully paid (to the extent required under the OLP GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 20, 31, 40 and 49 of the Marshall Islands Limited Liability Company Act of 1996 and except as may be provided in the OLP GP LLC Agreement); and Teekay Offshore Holdings owns such membership interest free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Teekay SEC Documents. Teekay Offshore Holdings directly owns a 99.09% limited partner interest in Teekay Offshore Operating L.P., a Marshall Islands limited partnership (“TOO Operating Company”); and OLP GP directly owns a 0.91% general partner interest in TOO Operating Company. All such partner interests have been duly authorized and validly issued in accordance with the partnership agreement of TOO Operating Company, as amended or restated on or prior to the date hereof (the “TOO Operating Company Partnership Agreement”), and are fully paid (to the extent required under the TOO Operating Company Partnership Agreement) and, with respect to the limited partner interests, are nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act and except as may be provided in the TOO Operating Company Partnership Agreement); and Teekay Offshore Holdings and OLP GP, respectively, own such partner interests free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Teekay SEC Documents.

(f) Ownership of Operating Subsidiaries. The Company owns, directly or indirectly, the equity interests in each of the entities set forth on Exhibit 8.1 to the Company’s Annual Report on Form 20-F for the year ended December 31, 2015; such equity interests have been duly authorized and validly issued in accordance with the respective organizational documents of each such entity, and are fully paid (to the extent required under such organizational documents) and nonassessable (except as such nonassessability may be affected by the applicable statutes of the jurisdiction of formation of the applicable entity and except as may be provided in such entity’s organizational documents); and the Company owns such equity interests free and clear of all Liens except for Liens pursuant to credit agreements and related security agreements disclosed or referred to in the Teekay SEC Documents.

Section 3.4 No Conflict. None of (i) the offering, issuance and sale by the Company of the Purchased Shares and the application of the proceeds therefrom, (ii) the execution, delivery and performance of the Operative Documents by the Company, or (iii) the consummation of the transactions contemplated hereby or thereby conflicts or will conflict with, or results or will result in a breach or violation of or imposition of any Lien upon any Property or assets of the Company Entities pursuant to, (A) the formation or governing documents of any of the Company Entities, (B) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Company Entities is a party, by which any of them is bound or to which any of their respective Properties or assets is subject, or (C) any Law applicable to any of the Company Entities or injunction of any court or governmental agency or body to which any of the Company Entities of any court, regulatory body, administrative agency, Governmental Authority, arbitrator or other authority having jurisdiction over any of the Company Entities or any of their Properties, except in the case of clause (B) for such conflict, breach, violation or default that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.5 No Default. None of the Company Entities is in violation or default of (i) any provision of its respective formation or governing documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party, by which it is bound or to which its property is subject, or (iii) any Law of any court, regulatory body, administrative agency, Governmental Authority, arbitrator or other authority having jurisdiction over the Company Entities or any of their Properties, as applicable, except, in the case of clauses (ii) or (iii), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.6 Authority. The Company has all requisite power and authority to enter into this Agreement and to issue, sell and deliver the Purchased Shares in accordance with and upon the terms and conditions set forth in this Agreement. All corporate action required to be taken by the Company for the authorization, issuance, sale and delivery of the Purchased Shares, the execution and delivery of the Operative Documents and the consummation of the transactions contemplated hereby and thereby have been validly taken. No approval from the holders of outstanding Common Stock is required under the Articles and Bylaws or the rules of the NYSE in connection with the Company’s issuance and sale of the Purchased Shares to the Purchasers.

Section 3.7 Approvals. Except as required by the Commission in connection with the Company’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Company of any of the Operative Documents to which it is a party or the Company’s issuance and sale of the Purchased Shares, except (i) for the “Supplemental Listing Application” approving the Common Stock for listing by the NYSE, (ii) as may be required under the state securities or “Blue Sky” Laws, or (iii) where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption or to make such filing, declaration, qualification or registration would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or adversely affect the liquidity of the Purchased Shares.

Section 3.8 Compliance with Laws. Neither the Company nor any of its subsidiaries is in violation of any Law applicable to the Company or its subsidiaries, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where such potential revocation or modification would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.9 Due Authorization. Each of the Operative Documents has been duly and validly authorized and has been or, with respect to the Operative Documents to be delivered at the Closing Date, will be, validly executed and delivered by the Company and constitutes, or will constitute, the legal, valid and binding obligations of the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 3.10 No Registration Rights. Except as contemplated by this Agreement, the Registration Rights Agreement and the Existing Registration Rights Agreements, there are no contracts, agreements or understandings between the Company and any Person granting such Person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities in any securities registered or to be registered pursuant to any registration statement filed by or required to be filed by the Company under the Securities Act.

Section 3.11 Periodic Reports. The Company SEC Documents have been filed with the Commission on a timely basis. The Company SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein, at the time filed (or in the case of registration statements, solely on the dates of effectiveness) (except to the extent corrected by a subsequent Company SEC Document) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (c) in the case of the financial statements, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (d) in the case of the financial statements, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, for the absence of certain footnote disclosure and normal, recurring year-end adjustments or as otherwise permitted by the rules and regulations of the Commission), and (e) fairly present (subject in the case of unaudited statements to normal and recurring audit adjustments) in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. In addition, the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Company SEC Documents fairly presents in all material respects the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. KPMG LLP is an independent registered public accounting firm with respect to the Company and has not resigned or been dismissed as independent registered public accountants of the Company as a result of or in connection with any disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

Section 3.12 Litigation.

As of the date hereof, except as described in the Teekay SEC Documents, there are no legal or governmental proceedings pending to which any Company Entity is a party or to which any Property or asset of any Company Entity is subject that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or which challenges the validity of any of the Operative Documents or the right of any Company Entity to enter into any of the Operative Documents or to consummate the transactions contemplated hereby and thereby and, to the knowledge of the Company, no such proceedings are threatened by Governmental Authorities or others.

Section 3.13 Insurance.

The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. The Company does not have any reason to believe that it or any subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

Section 3.14 Internal Accounting Controls.

(a) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company is not aware of any material weakness in the internal controls over financial reporting of any of the Company Entities.

(b) The Company has established and maintains disclosure controls and procedures (to the extent required by and as defined in Rules 13a-15(e) under the Exchange Act), which are designed to provide reasonable assurance that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate, to allow for timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act and such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(c) There is and has been no failure on the part of the Company and, to the Company’s knowledge, the Company’s directors or officers, in their capacities as such, to comply in all material respects with any applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

Section 3.15 No Material Adverse Change.

As of the date hereof, except as set forth in the Teekay SEC Documents filed with the Commission on or prior to the date hereof, since December 31, 2015, there has been no change, event, occurrence, effect, fact, circumstance or condition that has had or would reasonably be likely to have a Material Adverse Effect.

Section 3.16 Certain Fees.

Other than fees payable to RBC Capital Markets, LLC, DNB Markets, Inc. and Credit Suisse Securities (USA) LLC for their services as placement agents, no fees or commissions are or will be payable by the Company to brokers, finders, or investment bankers with respect to the sale of any of the Purchased Shares or the consummation of the transactions contemplated by this Agreement.

Section 3.17 No Side Agreements.

As of the date of this Agreement, there are no agreements by, among or between the Company or any of its subsidiaries or Affiliates, on the one hand, and any Purchaser or any of their subsidiaries or Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Operative Documents.

Section 3.18 No Registration.

Assuming the accuracy of the representations and warranties of each Purchaser contained in Article IV, the issuance and sale of the Purchased Shares pursuant to this Agreement is exempt from registration requirements of the Securities Act, and neither the Company nor, to the knowledge of the Company, any authorized Representative acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 3.19 No Integration.

Neither the Company nor any of its subsidiaries or Affiliates have, directly or indirectly through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with the sale of the Purchased Shares in a manner that would require registration under the Securities Act.

Section 3.20 Investment Company Status.

The Company is not required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

Section 3.21 Form F-3 Eligibility.

As of the date hereof, the Company has been, since the time of filing its most recent registration statement on Form F-3, and continues to be eligible to use Form F-3.

Section 3.22 Passive Foreign Investment Company.

To the knowledge of the Company, after consultation with the United States federal income tax counsel, none of the Company Entities is a Passive Foreign Investment Company within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended.

Section 3.23 Taxes.

(a) The Company and its subsidiaries have paid all material federal, state, local and foreign taxes and filed all material tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in the Teekay SEC Documents, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

(b) Assuming that none of the Purchasers are citizens or residents of, nor doing business or maintaining offices in, the Republic of the Marshall Islands, no capital gains, income, withholding or other taxes are payable by or on behalf of the Purchasers to the Republic of the Marshall Islands, or to any political subdivision or taxing authority thereof or therein in connection with the issuance and delivery by the Company of the Purchased Shares to or for the respective accounts of the Purchasers.

Section 3.24 Title to Property.

Each of the Company Entities has good and marketable title in fee simple to, or has valid and enforceable rights to lease or otherwise use, all items of real and personal property described in the Teekay SEC Documents as being owned or leased by the Company Entities and that is material to the respective businesses of the Company Entities, in the case of owned property free and clear of all Liens except such Liens (i) as are described in the Teekay SEC Documents, (ii) do not materially affect the value of such property, taken as a whole, and do not materially interfere with the use of such properties, taken as a whole, as described in the Teekay SEC Documents, or (iii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect (the Liens described in clauses (i), (ii) and (iii) above being “Permitted Liens”); provided that with respect to any interest in real property and buildings held under lease by any Company Entity, such real property and buildings are held under valid and subsisting and enforceable leases (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)), with such exceptions as do not materially interfere with the use of the properties of the Company Entities, taken as a whole as described in the Teekay SEC Documents.

Section 3.25 Disclosure of Material Information.

All forecasts and projections provided to the Purchasers or their Representatives by the Company, or its Representatives, concerning the Company Entities, were prepared in good faith using reasonable assumptions.

Section 3.26 No Unlawful Payments.

Neither the Company nor any of its subsidiaries, nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit. The Company and its subsidiaries have instituted, maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

Section 3.27 Compliance with Money Laundering Laws.

The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Section 3.28 No Conflicts with Sanctions Laws.

Neither the Company, any of its subsidiaries, directors or officers, or, to the knowledge of the Company, its employees, or any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including Cuba, Iran, North Korea, Sudan, the Crimea region of Ukraine and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the sale of the Purchased Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, if such manner of funding or facilitation would violate any Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, if such manner of funding or facilitation would violate any Sanctions, or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country, in each case, in a manner that violated any Sanctions.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants to the Company that:

Section 4.1 Existence.

Such Purchaser is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization, with all requisite power and authority to own, lease, use and operate its Properties and to conduct its business as currently conducted.

Section 4.2 Authorization, Enforceability.

Such Purchaser has all necessary corporate, limited liability company, trust or partnership power and authority to execute, deliver and perform its obligations under the Operative Documents and to consummate the transactions contemplated thereby, and the execution, delivery and performance by such Purchaser of the Operative Documents has been duly authorized by all necessary action on the part of such Purchaser; and the Operative Documents constitute the legal, valid and binding obligations of such Purchaser, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity, including principles of commercial reasonableness, fair dealing and good faith.

Section 4.3 No Breach.

The execution, delivery and performance of the Operative Documents by such Purchaser and the consummation by such Purchaser of the transactions contemplated thereby will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the Property or assets of such Purchaser is subject, (b) conflict with or result in any violation of the provisions of the organizational documents of such Purchaser, or (c) violate any statute, order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the cases of clauses (a) and (c), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by the Operative Documents.

Section 4.4 Certain Fees.

No fees or commissions are or will be payable by such Purchaser to brokers, finders, or investment bankers with respect to the purchase of any of the Purchased Shares or the consummation of the transaction contemplated by the Operative Documents.

Section 4.5 No Side Agreements.

As of the date of this Agreement, there are no agreements by, among or between such Purchaser and any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Operative Documents; provided, however, that, subject to such Purchaser’s compliance with its obligations under the U.S. federal securities laws and its internal policies: (a) such Purchaser, for purposes hereof, shall not be deemed to include any employees, subsidiaries or Affiliates that are effectively walled off by appropriate “Chinese Wall” information barriers approved by such Purchaser’s legal or compliance department (and thus have not been privy to any information concerning this transaction) (a “Walled Off Person”) and (b) the foregoing representations in this paragraph shall not apply to any transaction by or on behalf of such Purchaser that was effected by a Walled Off Person in the ordinary course of trading without the advice or participation of such Purchaser or receipt of confidential or other information regarding this transaction provided by such Purchaser to such entity.

Section 4.6 Unregistered Securities.

(a) Such Purchaser is an “accredited investor” within the meaning of Rule 501 under the Securities Act and is able to bear the risk of its investment in Purchased Shares. Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Purchased Shares. Such Purchaser understands that the Purchased Shares are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

(b) Such Purchaser understands that any certificates evidencing the Purchased Shares will bear the following legend: “These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). These securities may not be sold or offered for sale, pledged or hypothecated except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”

(c) Such Purchaser is purchasing the Purchased Shares for its own account and not with a view to distribution in violation of any securities laws. Such Purchaser has been advised and understands that the Purchased Shares have not been registered under the Securities Act or under the “blue sky” Laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the Securities Act (or if eligible, pursuant to the provisions of Rule 144 promulgated under the Securities Act or pursuant to another available exemption from the registration requirements of the Securities Act). Such Purchaser has been advised and understands that the Company, in issuing the Purchased Shares, is relying upon, among other things, the representations and warranties of such Purchaser contained in this Article IV in concluding that such issuance is a “private offering” and is exempt from the registration provisions of the Securities Act.

(d) Such Purchaser acknowledges its obligations under applicable state and federal securities laws, rules and regulations and the rules and regulations of the NYSE.

(e) Such Purchaser understands that the Purchased Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Purchased Shares.

Section 4.7 Short Selling.

Such Purchaser has not engaged in any Short Sales involving Common Stock owned by it between the time it first began discussion with the Company about the transactions contemplated by this Agreement and the date hereof. Each Purchaser understands and acknowledges, severally and not jointly with any other Purchaser, that the Commission currently takes the position that coverage of short sales of securities “against the box” prior to the effective date of a registration statement or prior to the time a Purchaser is eligible to sell such securities under Rule 144 is a violation of Section 5 of the Securities Act.

Section 4.8 Purchaser Investigation; Company Projections.

Such Purchaser acknowledges and agrees that it has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning the Company and its businesses and operations and prospects, and such Purchaser has been furnished with or given full access to such information about the Company and its businesses and operations as it requested. In connection with such Purchaser’s investigation of the Company and its businesses and operations, such Purchaser and its Representatives have received from the Company or its Representatives certain projections and other forecasts for the Company and certain estimates, plans and budget information. Such Purchaser acknowledges and agrees that (a) there are uncertainties inherent in attempting to make such projections, forecasts, estimates, plans and budgets, (b) such Purchaser is familiar with such uncertainties and (c) such Purchaser is taking full responsibility for making its own evaluations of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it or its Representatives.

ARTICLE V

COVENANTS

Section 5.1 Taking of Necessary Action.

Each of the parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable Law and regulations to consummate and make effective the transactions contemplated by the Operative Documents. Without limiting the foregoing, the Company and each Purchaser shall use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other parties, as the case may be, advisable for the consummation of the transactions contemplated by the Operative Documents.

Section 5.2 Other Actions.

The Company shall file prior to the Closing a supplemental listing application with the NYSE to list the Purchased Shares.

Section 5.3 Disclosure.

On or before 8:30 a.m., New York local time, on the Closing Date (and in any event within four Business Days of the date of this Agreement) the Company shall disclose on Commission Form 6-K the transactions contemplated by this Agreement and the Registration Rights Agreement (the “Cleansing Disclosure”). From and after the Cleansing Disclosure, no Purchaser shall be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents in connection with the transactions contemplated by this Agreement that is not disclosed in the Cleansing Disclosure. The Company shall not otherwise publicly disclose the name of any Purchaser or any Affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any Affiliate or investment adviser of any Purchaser in any press release or filing with the Commission (other than in a Registration Statement and any exhibits to filings made in respect of this transaction in periodic reports or current reports filed under the Exchange Act) or any regulatory agency, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure.

Section 5.4 Lock-up.

None of Resolute Investments, Ltd. and its controlled Affiliates, Concord Equity (Cayman) Limited and its controlled Affiliates and the Company shall during the period ending forty-five (45) days after the Closing Date (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (c) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except a registration statement for the sole purpose of implementing an at-the-market offering program. The foregoing sentence shall not apply to (A) the Purchased Shares to be sold hereunder, (B) the issuance by the Company of equity awards under the Company’s 2013 Equity Incentive Plan, (C) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof which is disclosed in the Teekay SEC Documents, or (D) the issuance by the Company of shares of Common Stock pursuant to any dividend reinvestment plan of the Company.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification by the Company. The Company agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Company contained herein or in any certificates of the Company or its officers delivered to the Purchasers hereunder, provided that such claim for indemnification relating to a breach of the representations or warranties is made prior to the expiration of such representations or warranties; and provided further, that no Purchaser Related Party shall be entitled to recover special, indirect, incidental, consequential (including lost profits or diminution in value) or punitive damages; and provided further, that in no event shall the aggregate liability of the Company to each Purchaser pursuant to this Section 6.1 exceed the amount of such Purchaser’s Purchase Price. Notwithstanding anything to the contrary, indirect, incidental and consequential damages shall not be deemed to include diminution in value of the Purchased Shares to the extent resulting from, arising out of or in any way related to the breach of any of the representations, warranties or covenants of the Company contained herein, which is specifically included in damages covered by the Purchaser Related Parties’ indemnification.

Section 6.2 Indemnification by Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify the Company and its Representatives (collectively, “Company Related Parties”) from, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein, provided that such claim for indemnification relating to a breach of the representations and warranties is made prior to the expiration of such representations and warranties; and provided further, that no Company Related Party shall be entitled to recover special, indirect, incidental, consequential (including lost profits or diminution in value) or punitive damages; and provided further, that in no event shall the liability of any Purchaser exceed the amount of such Purchaser’s Purchase Price plus any distributions paid to such Purchaser with respect to the Purchased Shares.

Section 6.3 Indemnification Procedure. Promptly after any Company Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle any such action or claim, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Interpretation.

Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified herein. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under this Agreement, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by any party to this Agreement, such action shall be in such party’s sole discretion unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding, or unenforceable, (i) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect and (ii) the parties thereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. This Agreement has been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter.

Section 7.2 Survival of Provisions.

The representations and warranties set forth in Sections 3.1, 3.2, 3.6, 3.9, 3.16, 4.1, 4.2, 4.4, 4.6, 4.7 and 4.8 hereunder shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of the Company or any Purchaser. The covenants made in the Operative Documents shall, unless otherwise specified therein, survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Shares and payment therefor and repayment or repurchase thereof. All indemnification obligations of the Company and the Purchasers pursuant to this Agreement and the provisions of Article VI shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing by the parties, regardless of any purported general termination of this Agreement.

Section 7.3 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Specific Waiver; Amendment. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or any Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company or any Purchaser in any case shall entitle the Company or such Purchaser to any other or further notice or demand in similar or other circumstances.

Section 7.4 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon the Company, the Purchasers, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns.

(b) Assignment of Rights. All or any portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to any Affiliate of such Purchaser without the consent of the Company. No portion of the rights and obligations of any Purchaser under this Agreement may be transferred by such Purchaser to a non-Affiliate without the prior written consent of the Company (which consent shall not be unreasonably withheld by the Company). As a condition to any assignment hereunder, the assignee shall agree in writing to be bound by the provisions of this Agreement and, notwithstanding any such assignment, the Purchaser shall remain liable for the payment of the Purchase Price of the applicable Purchased Shares if not timely paid by such assignee. The Company may not transfer any of its rights or obligations under this Agreement to any Person.

Section 7.5 Disclosure.

Each Purchaser agrees not to disclose information about this Agreement, the Registration Rights Agreement and the transactions contemplated hereby until and to the extent the Company publicly discloses such information in accordance with Section 5.3 of this Agreement.

Section 7.6 Communications.

All notices and demands provided for hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, facsimile, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a) If to any Purchaser, to the respective address listed on Schedule B hereof.

(b) If to the Company:

Teekay Corporation

4th Floor, Belvedere Building

69 Pitts Bay Road

Hamilton HM 08, Bermuda

Attention: Corporate Secretary

Facsimile: (441) 292-3931

with a copy to:

Perkins Coie LLP

1120 N.W. Couch Street, 10th Floor

Portland, Oregon 97209-4128

Attention: David Matheson

Facsimile: 503.346.2008

or to such other address as the Company or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.7 Removal of Legend.

In connection with a sale of the Purchased Shares by a Purchaser in reliance on Rule 144, the applicable Purchaser or its broker shall deliver to the Company a broker representation letter providing to the Company any information the Company deems necessary to determine that the sale of the Purchased Shares is made in compliance with Rule 144, including, as may be appropriate, a certification that the Purchaser is not an Affiliate of the Company and regarding the length of time the Purchased Shares have been held. Upon receipt of such representation letter, in a form satisfactory to the Company, the Company shall promptly direct its transfer agent to exchange stock certificates bearing a restrictive legend for stock certificates without the legend (or a credit for such shares to book-entry accounts maintained by the transfer agent), including the legend referred to in Section 4.6(b), and the Company shall bear all costs associated therewith. After any Purchaser or its permitted assigns have held the Purchased Shares for one year, if the certificate for such Purchased Shares still bears the restrictive legend referred to in Section 4.6(b), the Company agrees, upon request of the Purchaser or permitted assignee, to take all steps necessary to promptly effect the removal of the legend described in Section 4.6(b) from the Purchased Shares, and the Company shall bear all costs associated therewith, regardless of whether the request is made in connection with a sale or otherwise, so long as such Purchaser or its permitted assigns provide to the Company any information the Company deems necessary to determine that the legend is no longer required under the Securities Act or applicable state laws, including a certification that the holder is not an Affiliate of the Company (and a covenant to inform the Company if it should thereafter become an Affiliate and to consent to exchange its certificates for certificates bearing an appropriate restrictive legend) and regarding the length of time the Purchased Shares have been held.

Section 7 .8 Entire Agreement.

This Agreement and the other Operative Documents and the other agreements and documents referred to herein are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto and thereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Operative Documents with respect to the rights granted by the Company or any of its subsidiaries or Affiliates or any Purchaser or any of its subsidiaries or Affiliates set forth herein or therein. This Agreement, the other Operative Documents and the other agreements and documents referred to herein or therein supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.9 Governing Law.

This Agreement will be construed in accordance with and governed by the laws of the State of New York.

Section 7.10 Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, including facsimile or .pdf format counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 7.11 Termination.

(a) Notwithstanding anything herein to the contrary, this Agreement may be terminated at any time at or prior to the Closing by (i) with respect to any particular Purchaser, the written consent of such Purchaser, upon a breach in any material respect by the Company of any covenant or agreement set forth in this Agreement or (ii) with respect to any particular Purchaser, written notice by the Company to such Purchaser upon a breach in any material respect by such Purchaser of any covenant or agreement set forth in this Agreement. For the avoidance of doubt, the termination of this Agreement with respect to any particular Purchaser shall not affect the Agreement with respect to any other Purchaser.

(b) Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate (i) at any time at or prior to the Closing if a statute, rule, order, decree or regulation shall have been enacted or promulgated, or if any action shall have been taken by any Governmental Authority of competent jurisdiction that permanently restrains, permanently precludes, permanently enjoins or otherwise permanently prohibits the consummation of the transactions contemplated by this Agreement or makes the transactions contemplated by this Agreement illegal, (ii) if the Company provides written notice to the Purchasers that it has determined not to consummate the TOO Equity Offering or (iii) if the Closing shall not have occurred by June 30, 2016.

(c) In the event of the termination of this Agreement as provided in this Section 7.11, (i) this Agreement shall forthwith become null and void, and (ii) there shall be no liability on the part of any Party hereto, except as set forth in Article VI of this Agreement; provided, however, that nothing herein shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement.

Section 7.12 Recapitalization, Exchanges, Etc. Affecting the Common Stock.

The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all equity interests of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Common Stock, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement and prior to the Closing.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

TEEKAY CORPORATION

By:	/s/ Vincent Lok
Name:	Vincent Lok
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

AT MLP FUND, LLC

By:	/s/ Paul McPheeters
Name:	Paul McPheeters
Title:	Managing Director, Atlantic Trust Company

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

COHEN & STEERS INFRASTRUCTURE FUND, INC.

By:	/s/ Tina M. Payne
Name:	Tina M. Payne
Title:	Secretary

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

COHEN & STEERS GLOBAL INFRASTRUCTURE FUND, INC.

By:	/s/ Tina M. Payne
Name:	Tina M. Payne
Title:	Secretary

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

COHEN & STEERS MLP INCOME AND ENERGY OPPORTUNITY FUND, INC.

By:	/s/ Tina M. Payne
Name:	Tina M. Payne
Title:	Secretary

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

COHEN & STEERS MLP & ENERGY OPPORTUNITY FUND, INC.

By:	/s/ Tina M. Payne
Name:	Tina M. Payne
Title:	Secretary

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

COMMONWEALTH OF PENNSYLVANIA PUBLIC SCHOOL EMPLOYEES’ RETIREMENT SYSTEM

By:	/s/ Paul McPheeters
Name:	Paul McPheeters
Title:	Managing Director, Atlantic Trust Company

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

CONCORD EQUITY (CAYMAN) LIMITED

By:	/s/ Diane Bowe-Pindling
Name:	Diane Bowe-Pindling
Title:	Director

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

CUSHING FUND, LP

By:	Cushing Asset Management, LP, its general partner
By:	Swank Capital, LLC, its General Partner

By:	/s/ Jerry V. Swank
Name:	Jerry V. Swank
Title:	Managing Member

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

CUSHING MLP MARKET NEUTRAL FUND, LP

By:	Cushing Asset Management, LP, its general partner
By:	Swank Capital, LLC, its General Partner

By:	/s/ Jerry V. Swank
Name:	Jerry V. Swank
Title:	Managing Member

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

CUSHING MLP OPPORTUNITY FUND, LP

By:	Cushing Asset Management, LP, its general partner
By:	Swank Capital, LLC, its General Partner

By:	/s/ Jerry V. Swank
Name:	Jerry V. Swank
Title:	Managing Member

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

CUSHING RENAISSANCE OPPORTUNITY FUND, LP

By:	Cushing Asset Management, LP, its general partner
By:	Swank Capital, LLC, its General Partner

By:	/s/ Jerry V. Swank
Name:	Jerry V. Swank
Title:	Managing Member

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

Eagle Income Appreciation Partners, LP

By:	/s/ David Chiaro
Name:	David Chiaro
Title:	Partner

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

Eagle Income Appreciation II, LP

By:	/s/ David Chiaro
Name:	David Chiaro
Title:	Partner

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

Luminus Energy Partners Master Fund, Ltd.

By:	/s/ Jonathan Barrett
Name:	Jonathan Barrett
Title:	Director

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

MSD ENERGY PARTNERS, L.P.

By:	/s/ Marcello Liguori
Name:	Marcello Liguori
Title:	Managing Director

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

MTP ENERGY FUND LTD

By MTP Energy Management LLC, its Investment Manager

By Magnetar Financial LLC, its Sole Member

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

MTP ENERGY OPPORTUNITIES FUND LLC

By MTP Energy Management LLC, its Managing Manager

By Magnetar Financial LLC, its Sole Member

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

RESOLUTE INVESTMENTS, LTD

By:	/s/ Cora Lee Starzomski
Name:	Cora Lee Starzomski
Title:	Director

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

Senvest Management, LLC on behalf of its Advisory Client, Senvest Master Fund, LP

By:	/s/ Bobby Trahanas
Name:	Bobby Trahanas
Title:	Chief Compliance Officer

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

SWANK MLP CONVERGENCE FUND, LP

By:	Cushing Asset Management, LP, its general partner
By:	Swank Capital, LLC, its General Partner

By:	/s/ Jerry V. Swank
Name:	Jerry V. Swank
Title:	Managing Member

Schedule A – List of Purchasers and Commitment Amounts

Purchaser	Common Shares	Purchase Price
Resolute Investments, Ltd	3,605,770	$30,000,006.40
Concord Equity (Cayman) Limited	1,201,924	10,000,007.70
Cohen & Steers Infrastructure Fund, Inc	1,041,512	8,665,379.84
Cohen & Steers MLP Income & Energy Opportunity Fund, Inc	208,200	1,732,224.00
Cohen & Steers Global Infrastructure Fund, Inc	96,100	799,552.00
Cohen & Steers MLP & Energy Opportunity Fund, Inc	36,400	302,848.00
MTP Energy Fund LTD	317,504	2,641,633.28
MTP Energy Opportunities Fund LLC	103,167	858,349.44
Senvest Management, LLC on behalf of its Advisory Client, Senvest Master Fund, LP	600,962	5,000,003.84
Cushing MLP Opportunity Fund, LP	182,374	1,517,351.68
Cushing Fund, LP	62,580	520,665.60
Swank MLP Convergence Fund, LP	44,700	371,904.00
Cushing MLP Market Neutral Fund, LP	11,323	94,207.36
Cushing Renaissance Opportunity Fund, LP	59,600	495,872.00
MSD Energy Partners, L.P	600,962	5,000,003.84
Eagle Income Appreciation II, LP	1,155,034	9,609,882.88
Eagle Income Appreciation Partners, LP	647,850	5,390,112.00
Luminus Energy Partners Master Fund, Ltd	240,385	2,000,003.20
Commonwealth of Pennsylvania Public School Employees’ Retirement System	475,000	3,952,000.00
AT MLP Fund, LLC	1,327,884	11,047,994.90

Total:	12,019,231	$100,000,001.96

Exhibit A – Form of Registration Rights Agreement

Attached

Exhibit A to Share Purchase Agreement

Exhibit B – Form of Opinion of Perkins Coie LLP

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Share Purchase Agreement (the “Purchase Agreement”). The Company shall furnish to the Purchasers at the Closing an opinion of Perkins Coie LLP, counsel for the Company, addressed to the Purchasers and dated the Closing Date in form reasonably satisfactory to the Purchasers, stating that:

(i) To our knowledge, except as described in the Teekay SEC Documents filed prior to the date of the Purchase Agreement, there are no outstanding options, warrants, or agreements for the purchase or acquisition from the Company of Company securities or ownership interests in the Company, or rights to convert any obligations into or exchange any securities for Company securities or ownership interests in the Company.

(ii) All consents, approvals, authorizations or other orders of, or registrations or filings on the part of the Company with, any United States federal or New York governmental or regulatory authority required for the Company’s execution and delivery of the Operative Documents and the consummation transactions contemplated thereby, including the offering, issuance and sale of the Purchased Shares, have been made or obtained, other than (a) those required by the Commission in connection with the Company’s obligations under the Registration Rights Agreement and (b) those that have been obtained or as may be required under state securities or “Blue Sky” laws, as to which we do not express any opinion.

(iii) Other than the Registration Rights Agreement and the Existing Registration Rights Agreements, to our knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(iv) The Company’s offering, issuance and sale of the Purchased Shares and the Company’s execution and delivery of the Operative Documents and consummation of the transactions contemplated thereby do not (i) breach or result in a default under (or constitute an event which, with notice or lapse of time or both, would constitute such a default) any Material Agreement, or (ii) violate U.S. federal laws or the laws of the State of New York that counsel exercising customary professional judgment would in our experience reasonably recognize as typically applicable to agreements similar to the Operative Documents and the transactions contemplated thereby. “Material Agreement” means any indenture, contract, mortgage, deed of trust, note agreement, loan agreement, lease or other agreement or instrument filed by the Company as an exhibit to the Company’s Annual Report on Form 20-F for the year ended December 31, 2015 filed with the Commission on April 26, 2016.

(v) Assuming the Operative Documents have been duly authorized, executed and delivered by the Company, each of the Operative Documents will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms.

Exhibit B to Share Purchase Agreement

(vi) Assuming the accuracy of the representations, warranties and agreements of the Company and the Purchasers contained in the Purchase Agreement, it is not necessary, in connection with the issuance and sale of the Purchased Shares to the Purchasers, to register the Purchased Shares under the Securities Act.

(vii) The Company is not, and immediately after giving effect to the use of proceeds from the sale of the Purchased Shares pursuant to the Purchase Agreement will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended.

Exhibit B to Share Purchase Agreement

Exhibit C – Form of Opinion of Watson Farley & Williams LLP

Capitalized terms used but not defined herein have the meanings assigned to such terms in the Share Purchase Agreement (the “Purchase Agreement”). The Company shall furnish to the Purchasers at the Closing an opinion of Watson Farley & Williams LLP, special Marshall Islands counsel for the Company, addressed to the Purchasers and dated the Closing Date in form reasonably satisfactory to the Purchasers, stating that:

(i) The Company is a corporation domesticated, validly existing and in good standing under Marshall Islands Law and has the corporate power and authority to own or lease its properties and to conduct its business, in each case in all material respects, as described in the Teekay SEC Documents.

(ii) Each of the Marshall Islands Entities1 is validly existing in good standing as a limited partnership, limited liability company or corporation, as applicable, under Marshall Islands Law, and each has the limited partnership, limited liability company or corporate power, as applicable, and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Teekay SEC Documents.

(iii) The shares of common stock of the Company to be issued and sold pursuant to the Purchase Agreement (the “Shares”) have been duly authorized and, when issued and delivered in accordance with the terms of the Purchase Agreement to the purchaser[s] thereof after payment therefor has been received in full, such Shares will be validly issued, fully paid and nonassessable.

(iv) The shares of common stock of the Company that may be issued in lieu of cash as liquidated damages pursuant to the Registration Rights Agreement have been duly authorized and, when issued and delivered in accordance with the terms of the Registration Rights Agreement will be validly issued, fully paid and nonassessable.

(v) Except as described in the Teekay SEC Documents or incorporated by reference therein, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any common stock in the Company pursuant to its Amended and Restated Articles of Incorporation or its Amended and Restated Bylaws.

(vi) The execution, delivery and performance of the Operative Documents, and the consummation of the transactions contemplated thereby, including the offering, issuance and sale by the Company of the Shares in accordance with and upon the terms and conditions set forth in the Purchase Agreement, do not (i) conflict with or constitute a violation of the organizational documents of the Company or the Marshall Islands Entities, (ii) conflict with or constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), the agreements or instruments governed by Marshall Islands Law and listed on Schedule 2 hereto, or (iii) violate Marshall Islands Law.

[1]	NTD: Marshall Islands Entities to be limited to significant subsidiaries as defined in Regulation S-X.

Exhibit C to Share Purchase Agreement

(vii) No permit, consent, approval, authorization, order, registration, filing or qualification (“Consents”) of or with any court, governmental agency or body of the Republic of The Marshall Islands having jurisdiction over the Company or any of the Marshall Islands Entities or any of their respective properties is required in connection with the execution and delivery of the Operative Documents by the Company, the performance of the transactions contemplated thereby by the Company or the performance by the Company of its obligations thereunder, including the offering, issuance and sale by the Company of the Shares in accordance with and upon the terms and conditions set forth in the Purchase Agreement, other than such Consents, licenses, franchises, concessions, certificates or declarations with any Marshall Islands governmental authority (i) currently held or previously obtained, applied, received or filed by the Company or the Marshall Islands Entities, as the case may be or (ii) required for the ownership or operation of a vessel, rig or any other property that is flagged in the Marshall Islands.

(viii) The choice of New York law to govern the Operative Documents constitutes a valid choice of law under Marshall Islands Law.

(ix) Each of the Operative Documents has been duly authorized and validly executed by the Company.

Exhibit C to Share Purchase Agreement